EXHIBIT 99.1

                                  Exhibit 10(a)

                 Consent of Sutherland, Asbill & Brennan, L.L.P.


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                                S.A.B. letterhead


                                                   December 23, 1996


Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue
Largo, Florida  33770

                  RE:      WRL Series Annuity Account
                           FILE NO. 33-24856


Gentlemen:

                  We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (File No. 33-24856) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                        By: /s/ STEPHEN E. ROTH
                                           ------------------------------
                                            Stephen E. Roth